Arcutis Biotherapeutics, Inc.

Form of Orbimed Lock-Up Agreement

_____________, 2021

Morgan Stanley & Co. LLC, and

Cowen and Company, LLC

Guggenheim Securities, LLC

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, NY 10022

c/o Guggenheim Securities, LLC
330 Madison Avenue
New York, NY 10017

Re:   Arcutis Biotherapeutics, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC, Cowen and Company, LLC and Guggenheim Securities, LLC, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Arcutis Biotherapeutics, Inc., a Delaware corporation (the “Company”), providing for a public offering (the “Public Offering”) of the shares (the “Shares”) of common stock of the Company, par value $0.0001 (the “Common Stock”) pursuant to a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date that is 60 days after the date set forth on the final prospectus supplement used to sell the Shares (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively, the “Undersigned’s Shares”), (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably would be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of the Undersigned’s Shares, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above.

The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period. In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of the Shares in the Public Offering and agrees that, without prior written consent of Morgan Stanley & Co. LLC on behalf of the Underwriters, it will not make any demand for or exercise any right with respect to the registration of the Undersigned’s Shares or publicly disclose the intention to make any such demand or exercise any such right during the Lock-Up Period.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person or entity beneficially owns, directly or indirectly, 50% or more of the equity interests (excluding any non-economic interests) in the undersigned, except for a natural person or entity that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement. For purposes of this paragraph, “beneficially owns” shall mean solely a pecuniary interest under Rule 16a-1(a)(2) of the rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Notwithstanding the foregoing, the restrictions in this Lock-Up Agreement shall not apply to:

(a)	the sale of Shares in the Public Offering pursuant to the terms of the Underwriting Agreement;
(b)	transfers of the Undersigned’s Shares: (i) as a bona fide gift or gifts; (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family (as defined below) of the undersigned; (iii) to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or the immediate family (as defined below) of the undersigned; (iv) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family (as defined below) of the undersigned upon the death of the undersigned; (v) by operation of law, including pursuant to a qualified domestic order or a negotiated divorce settlement; or (vi) with the prior written consent of Morgan Stanley & Co. LLC on behalf of the Underwriters; provided that (x) in the case of any transfer pursuant to clauses (i) through (v), each donee, trustee or transferee thereof agrees to be bound in writing by the restrictions set forth herein and such transfer shall not involve a disposition for value; (y) in the case of any transfer pursuant to clauses (i) through (iii), no filing under the Exchange Act or other public announcement shall be required or shall be voluntarily made during the Lock-Up Period; and (z) in the case of any transfer pursuant to clauses (iv) and (v), no filing under the Exchange Act or other public announcement shall be made voluntarily during the Lock-Up Period in connection with such transfer and, if the filing of a report is required under Section 16 of the Exchange Act during the Lock-Up Period, such filing shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described above, as applicable;

(c)	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of the Undersigned’s Shares (each, a “10b5-1 Trading Plan”), provided that (i) no direct or indirect offers, pledges, sales, contracts to sell, sales of any option or contract to purchase, purchases of any option or contract to sell, grants of any option, right or warrant to purchase, loans, or other transfers or disposals of any of the Undersigned’s Shares may be effected pursuant to such 10b5-1 Trading Plan during the Lock-Up Period and (ii) no public disclosure of the entry into such a 10b5-1 Trading Plan shall be required or shall be voluntarily made by any person until after the expiration of the Lock-Up Period;
(d)	transfers pursuant to a 10b5-1 Trading Plan that has been entered into by the undersigned prior to the date of this letter, provided that no filing under the Exchange Act or other public announcement shall be made voluntarily during the Lock-Up Period in connection with such transfer and, if the filing of a report is required under Section 16 of the Exchange Act during the Lock-Up Period, such filing shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described above;
(e)	the transfer or surrender of the Undersigned’s Shares to the Company upon a vesting event of restricted stock awards or other securities convertible into shares of Common Stock or upon the exercise of options or warrants to purchase shares of Common Stock in accordance with their terms pursuant to an employee benefit plan, option or warrant disclosed in the final prospectus supplement for the Public Offering, in each case on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise; provided that (i) any such shares of Common Stock issued upon such vesting or exercise shall be subject to the restrictions set forth herein and (ii) no filing under the Exchange Act or other public announcement shall be made voluntarily during the Lock-Up Period in connection with such transfer and, if the filing of a report is required under Section 16 of the Exchange Act during the Lock-Up Period, such filing shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described above, as applicable; and
(f)	in connection with the sale of shares of Common Stock purchased by the undersigned on the open market following the Public Offering, provided that no filing under the Exchange Act or other public announcement shall be made voluntarily during the Lock-Up Period in connection with such transfer and, if the filing of a report is required under Section 16 of the Exchange Act during the Lock-Up Period, such filing shall clearly indicate in the footnotes thereto that such filing or announcement indicates that any shares disposed of were purchased in open market transactions after the date of the Public Offering.

Further, this Lock-Up Agreement shall not restrict any sale, disposal or transfer of the Undersigned’s Shares to a bona fide third party pursuant to a tender offer for securities of the Company or any merger, consolidation or other business combination involving a Change of Control (as defined below) of the Company occurring after the settlement of the Public Offering, that, in each case, has been approved by the board of directors of the Company; provided that all of the Undersigned’s Shares subject to this Lock-Up Agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this Lock-Up Agreement; and provided, further, that it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any of the Undersigned’s Shares subject to this Lock-Up Agreement shall remain subject to the restrictions set forth herein. For the purposes of this paragraph, “Change of Control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 75% of the total voting power of the voting share capital of the Company.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

If the Representatives release any officer, director or beneficial owner of 1% or more of the outstanding shares of Common Stock of the Company as of the date of the Underwriting Agreement (calculated assuming conversion of all outstanding shares of the Company’s preferred stock), other than the undersigned, from the restrictions described herein during the Lock-Up Period, then the undersigned shall also be granted an early release from its obligations hereunder, on a pro rata basis with all other beneficial owners of similarly restricted securities of the Company based on the maximum percentage of shares held by any such beneficial owner being released from such holder’s lock-up agreement (the “Pro-rata Release”); provided, however, that no Pro-rata Release of the Undersigned’s Shares will occur unless the Representatives have waived such prohibitions with respect to Common Stock, or any securities convertible into or exercisable for Common Stock, valued at $1,000,000 or more in the aggregate, in one or a series of similar transactions (based on the closing or last reported sale price of the Common Stock on the date such waiver becomes effective). The Pro-rata Release shall not be applied in the case of (1) an early release from the restrictions described herein due to circumstances of an emergency or hardship, as determined by the Representatives in their sole judgment, (2) a release effective solely to permit a transfer not involving a disposition for value if the transferee agrees in writing to be bound by the same terms described in this Lock-Up Agreement or (3) an early release from the restrictions described herein during the Lock-Up Period in connection with an underwritten public offering that is wholly or partially a secondary offering of Shares, provided that the undersigned, to the extent the undersigned has a contractual right to demand or require the registration of the undersigned’s Common Stock or otherwise “piggyback” on a registration statement filed by the Company for the offer and sale of its Common Stock, shall be offered the opportunity to participate on a pro rata basis consistent with such contractual rights in such Follow-on Offering and on pricing terms that are no less favorable than the terms of the Follow-on Offering. The Representatives shall use commercially reasonable efforts to provide notice to the Company within two (2) business days prior to the effective date of a release of a stockholder of its obligations under any lock-up agreement executed in connection with the Public Offering that gives rise to a corresponding release of the undersigned from its obligations hereunder pursuant to the terms of this paragraph, and the Company, in turn, shall notify the undersigned within two (2) business days thereafter that the same percentage of Common Stock held by the undersigned has been released from the restrictions set forth in this Lock-Up Agreement, provided that the failure to give such notice to the Company or the undersigned shall not give rise to any claim or liability against the Underwriters or the Company. The undersigned further acknowledges that the Representatives are under no obligation to inquire whether, or to ensure that, the Company notifies the undersigned of the delivery by the Representatives of any such notice. For purposes of determining beneficial ownership of a stockholder, all shares of Common Stock held by investment funds affiliated with such stockholder shall be aggregated.

The undersigned now has, and, except as contemplated above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

This Lock-Up Agreement shall automatically terminate and be of no further force and effect upon the earlier to occur, if any, of: (i) the Company advising the Underwriters in writing prior to the execution of the Underwriting Agreement that it does not intend to proceed with the Public Offering; (ii) the termination of the Underwriting Agreement before the closing of the Public Offering; (iii) the registration statement for the Public Offering is withdrawn; or (iv) February 28, 2021, if the Underwriting Agreement has not been executed by such date.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows]

Very truly yours,

By: ________________________

Jonathan Silverstein

Director of the Company

ORBIMED PRIVATE INVESTMENTS VII, LP

By: OrbiMed Capital GP VII LLC,

its General Partner

By: OrbiMed Advisors LLC,

its Managing Member

By: __________________________

Name: Jonathan Silverstein

Title:   Member

WORLDWIDE HEALTHCARE TRUST PLC

By: OrbiMed Capital LLC, solely in its

capacity as Portfolio Manager

By: __________________________

Name: Jonathan Silverstein

Title:   Member

ORBIMED PARTNERS MASTER FUND LIMITED

By: OrbiMed Capital LLC, solely in its

capacity as Investment Advisor

By: __________________________

Name: Jonathan Silverstein

Title:   Member